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                                                                Exhibit No. 5(b)



                                DEALER AGREEMENT

                           BRINSON MASTER SERIES, INC.

         AGREEMENT made as of May 9, 2001, between Brinson Advisors, Inc. ("Brinson Advisors"), a Delaware corporation, and UBS PaineWebber Inc. ("UBS PaineWebber"), a Delaware corporation.

         WHEREAS Brinson Master Series, Inc. ("Fund") is a Maryland corporation registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company; and

         WHEREAS the Fund currently offers one distinct series of shares of common stock ("Series"), which corresponds to a distinct portfolio which has been designated as Brinson Money Market Fund and for which the Fund's board of directors ("Board") has established shares of common stock as Class A shares, Class B shares and Class C shares; and

         WHEREAS Brinson Advisors has entered into a Principal Underwriting Contract with the Fund ("Underwriting Contract") pursuant to which Brinson Advisors serves as principal underwriter in connection with the offering and sale of the Class A shares, Class B shares and Class C shares of the above-referenced Series and of such other Series as may hereafter be designated by the Board and have one or more classes of Class A shares, Class B shares, Class C shares and/or Class Y shares (referred to collectively as "Shares") established and has adopted separate Plans of Distribution pursuant to Rule 12b-1 under the 1940 Act for its Class A shares, Class B shares and Class C shares (respectively, "Class A Plan," "Class B Plan" and "Class C Plan") with respect to the Class A shares, Class B shares and Class C shares of the above-referenced Series and of such other Series as may hereafter be designated by the Board and have Class A shares, Class B shares or Class C shares established; and

         WHEREAS Brinson Advisors desires to retain UBS PaineWebber as its agent in connection with the offering and sale of the Shares of each Series and to delegate to UBS PaineWebber performance of certain of the services which Brinson Advisors provides to the Fund under the Underwriting Contract; and

         WHEREAS UBS PaineWebber is willing to act as Brinson Advisors' agent in connection with the offering and sale of such Shares and to perform such services on the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, Brinson Advisors and UBS PaineWebber agree as follows:

         1. Appointment. Brinson Advisors hereby appoints UBS PaineWebber as its agent to sell and to arrange for the sale of the Shares on the terms and for the period set forth in this Agreement. Brinson Advisors also appoints UBS PaineWebber as its agent for the performance of certain other services set forth herein, which Brinson Advisors provides to the Fund under the Underwriting Contract. UBS PaineWebber hereby accepts such appointments and agrees to act hereunder. It is understood, however, that these appointments do not preclude Brinson Advisors from entering into agreements with other registered and qualified retail dealers for the sale of




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Shares or preclude sales of the Shares directly through the Fund's transfer agent in the manner set forth in the Registration Statement. As used in this Agreement, the term "Registration Statement" shall mean the currently effective Registration Statement of the Fund, and any supplements thereto, under the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act.

         2. Services, Duties and Representations of UBS PaineWebber.

         (a) UBS PaineWebber agrees to sell the Shares on a best efforts basis from time to time during the term of this Agreement as agent for Brinson Advisors and upon the terms described in this Agreement and the Registration Statement.

         (b) Upon the later of the date of this Agreement or the initial offering of Shares by a Series to the public, UBS PaineWebber will hold itself available to receive orders, satisfactory to UBS PaineWebber and Brinson Advisors, for the purchase of Shares and will accept such orders on behalf of Brinson Advisors and the Fund as of the time of receipt of such orders and will promptly transmit such orders as are accepted to the Fund's transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

         (c) UBS PaineWebber in its discretion may sell Shares to (i) its correspondent firms and customers of such firms and (ii) such other registered and qualified retail dealers as it may select, subject to the approval of Brinson Advisors. In making agreements with such dealers, UBS PaineWebber shall act only as principal and not as agent for Brinson Advisors or the Fund.

         (d) The offering price of the Shares shall be the net asset value per share as next determined by the Fund following receipt of an order at UBS PaineWebber's principal office, plus the applicable initial sales charge, if any, as set forth in the Registration Statement. Brinson Advisors shall promptly furnish or arrange for the furnishing to UBS PaineWebber from the Fund of a statement of each computation of net asset value.

         (e) UBS PaineWebber shall not be obligated to sell any certain number of Shares.

         (f) To facilitate redemption of Shares by shareholders directly or through dealers, UBS PaineWebber is authorized but not required on behalf of Brinson Advisors and the Fund to repurchase Shares presented to it by shareholders, its correspondent firms and other dealers at the price determined in accordance with, and in the manner set forth in, the Registration Statement. Such price shall reflect the subtraction of the applicable contingent deferred sales charge, if any, computed in accordance with and in the manner set forth in the Registration Statement.

         (g) UBS PaineWebber shall provide ongoing shareholder services, which include responding to shareholder inquiries, providing shareholders with information on their investments in the Shares and any other services now or hereafter deemed to be appropriate activities for the payment of "service fees" under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD") (collectively, "service activities").

         (h) UBS PaineWebber represents and warrants that: (i) it is a member in good standing of the NASD and agrees to abide by the Conduct Rules of the NASD;
(ii) it is registered as a broker-dealer with the Securities and Exchange Commission ("Commission"); (iii) it will


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maintain any filings and licenses required by federal and state laws to conduct the business contemplated under this Agreement; and (iv) it will comply with all federal and state laws and regulations applicable to the offer and sale of the Shares.

         (i) UBS PaineWebber shall not incur any debts or obligations on behalf of Brinson Advisors or the Fund. UBS PaineWebber shall bear all costs that it incurs in selling the Shares and in complying with the terms and conditions of this Agreement as more specifically set forth in paragraph 8.

         (j) UBS PaineWebber shall not permit any employee or agent to offer or sell Shares to the public unless such person is duly licensed under applicable federal and state laws and regulations.

         (k) UBS PaineWebber shall not (i) furnish any information or make any representations concerning the Shares other than those contained in the Registration Statement or in sales literature or advertising that has been prepared or approved by Brinson Advisors as provided in paragraph 6 or (ii) offer or sell the Shares in jurisdictions in which they have not been approved for offer and sale.

         3. Services Not Exclusive. The services furnished by UBS PaineWebber hereunder are not to be deemed exclusive and UBS PaineWebber shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of UBS PaineWebber who may also be a director, Board member, officer or employee of Brinson Advisors or the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or a dissimilar nature.

         4.       Compensation.

         (a) As compensation for its service activities under this Agreement with respect to the Class A, B and C shares, Brinson Advisors shall pay to UBS PaineWebber service fees with respect to Class A, B and C shares maintained in shareholder accounts serviced by UBS PaineWebber employees, correspondent firms and other dealers in such amounts as Brinson Advisors and UBS PaineWebber may from time to time agree upon.

         (b) As compensation for its activities under this Agreement with respect to the distribution of Shares sold with an initial sales charge, UBS PaineWebber shall retain that portion of the offering price constituting the Discount to Selected Dealers ("Discount"), if any, set forth in the Registration Statement. UBS PaineWebber is authorized to collect the gross proceeds derived from the sale of such Shares; remit the net asset value thereof to the Fund's Transfer Agent; remit to Brinson Advisors the difference between the offering price of the Shares and the applicable Discount; and retain said Discount. Whether the offering price of any Shares includes an initial sales charge out of which UBS PaineWebber may retain a Discount shall be determined in accordance with the Registration Statement.


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         (c) Also as compensation for its activities under this Agreement,
Brinson Advisors shall pay to UBS PaineWebber such commissions and other compensation as Brinson Advisors and UBS PaineWebber may from time to time agree upon.

         (d) UBS PaineWebber may reallow all or any part of the service fees, commissions or other compensation which it is paid under this Agreement to its correspondent firms or other dealers, in such amounts as UBS PaineWebber may from time to time determine.

         (e) Brinson Advisors' obligation to pay compensation to UBS PaineWebber as agreed upon pursuant to this paragraph 4 is not contingent upon receipt by Brinson Advisors of any compensation from the Fund or Series. Brinson Advisors shall advise the Board of any agreements or revised agreements as to compensation to be paid by Brinson Advisors to UBS PaineWebber but shall not be required to obtain prior approval for such agreements from the Board.

         5.       Duties of Brinson Advisors.

         (a) It is understood that the Fund reserves the right at any time to withdraw all offerings of any class or classes of Shares of any or all Series by written notice to Brinson Advisors.

         (b) Brinson Advisors shall keep UBS PaineWebber fully informed of the Fund's affairs and shall make available to UBS PaineWebber copies of all information, financial statements and other papers which UBS PaineWebber may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Fund by its independent public accountant and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of any Series as UBS PaineWebber may request, and Brinson Advisors shall cooperate fully in the efforts of UBS PaineWebber to sell and arrange for the sale of Shares and in the performance of UBS PaineWebber under this Agreement.

         (c) Brinson Advisors shall comply with all state and federal laws and regulations applicable to an underwriter of the Shares.

         (d) Brinson Advisors shall promptly notify UBS PaineWebber if the Fund's Registration Statement ceases to become effective.

         (e) Brinson Advisors represents and warrants that as of the date hereof and throughout the term of this Agreement the Shares of the Fund are qualified for sale under or are exempt from the requirements of the respective securities laws of the states and jurisdictions listed on Schedule A of this Agreement. Brinson Advisors shall promptly notify UBS PaineWebber in the event Shares of the Fund cease to be qualified for sale under or cease to qualify for an exemption from the requirements of the respective securities laws of the states and jurisdictions listed on Schedule A.

         6. Advertising. Brinson Advisors agrees to make available such sales and advertising materials relating to the Shares as Brinson Advisors in its discretion determines appropriate. UBS PaineWebber agrees to submit all sales and advertising materials developed


                                      -4-




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by it relating to the Shares to Brinson Advisors for approval. UBS PaineWebber agrees not to publish or distribute such materials to the public without first receiving such approval in writing. Brinson Advisors shall assist UBS PaineWebber in obtaining any regulatory approvals of such materials that may be required of or desired by UBS PaineWebber.

         7. Records. UBS PaineWebber agrees to maintain all records required by applicable state and federal laws and regulations relating to the offer and sale of the Shares. Brinson Advisors and its representatives shall have access to such records during normal business hours for review or copying.

         8. Expenses of UBS PaineWebber. UBS PaineWebber shall bear all costs and expenses of (i) preparing, printing, and distributing any materials not prepared by the Fund or Brinson Advisors and other materials used by UBS PaineWebber in connection with its offering of the Shares for sale to the public; (ii) any expenses of advertising incurred by UBS PaineWebber in connection with such offering; (iii) the expenses of registration or qualification of UBS PaineWebber as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification; and (iv) all compensation paid to UBS PaineWebber's Financial Advisors or other employees and others for selling Shares, and all expenses of UBS PaineWebber, its Financial Advisors and employees and others who engage in or support the sale of Shares as may be incurred in connection with their sales efforts. UBS PaineWebber shall bear such additional costs and expenses as it and Brinson Advisors may agree upon in writing. Brinson Advisors shall advise the Board of any such agreement as to additional costs and expenses borne by UBS PaineWebber but shall not be required to obtain prior approval for such agreements from the Board.

         9. Indemnification.

         (a) Brinson Advisors agrees to indemnify, defend, and hold UBS PaineWebber, its officers and directors, and any person who controls UBS PaineWebber within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) which UBS PaineWebber, its officers, directors, or any such controlling person may incur under the 1933 Act, under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement; arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement thereof or necessary to make the statements in the Registration Statement thereof not misleading; or arising out of any sales or advertising materials with respect to the Shares provided by Brinson Advisors to UBS PaineWebber. However, this indemnity agreement shall not apply to any claims, demands, liabilities, or expenses that arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by UBS PaineWebber to Brinson Advisors or the Fund for use in the Registration Statement or in any sales or advertising material; and further provided, that in no event shall anything contained herein be so construed as to protect UBS PaineWebber against any liability to Brinson Advisors or the Fund or to the shareholders of any Series to which UBS PaineWebber would otherwise be subject by reason of willful misfeasance, bad faith, or gross


                                      -5-




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negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement.

             (b) UBS PaineWebber agrees to indemnify, defend, and hold Brinson Advisors and its officers and directors, the Fund, its officers and Board members, and any person who controls Brinson Advisors or the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Brinson Advisors or its officers or directors or the Fund, its officers or Board members, or any such controlling person may incur under the 1933 Act, under common law or otherwise arising out of or based upon any breach by UBS PaineWebber of its duties or obligations under this Agreement.

         10. Duration and Termination.

             (a) This Agreement shall become effective upon the date written above, provided that, with respect to any class of Shares of a Series, this Agreement shall not take effect unless such action has first been approved by vote of a majority of the Board and by vote of a majority of those Board members who are not interested persons of the Fund and, for a class of Shares for which a Plan of Distribution has been adopted, who also have no direct or indirect financial interest in the operation of the Plan of Distribution or in any agreements related thereto (all such Board members collectively being referred to herein as the "Independent Board Members"), cast in person at a meeting called for the purpose of voting on such action.

             (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Board Members, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or with respect to a class of Shares of any given Series by vote of a majority of the outstanding voting securities of that class of Shares of such Series.

             (c) Notwithstanding the foregoing, with respect to a class of Shares of any Series this Agreement may be terminated at any time, without the payment of any penalty, by either party, upon the giving of 30 days' written notice. Such notice shall be deemed to have been given on the date it is received in writing by the other party or any officer thereof. This Agreement may also be terminated at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Board Members or, with respect to a class of Shares of a Series, by vote of a majority of the outstanding voting securities of that class of Shares on 30 days' written notice to Brinson Advisors and UBS PaineWebber.

             (d) Termination of this Agreement with respect to a class of Shares of any given Series shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other classes of Shares of that Series or any classes of Shares of any other Series. This Agreement will automatically terminate in the event of its assignment or in the event that the Underwriting Contract is terminated.


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                  (e) Notwithstanding the foregoing, Brinson Advisors may
terminate this Agreement with respect to a class of Shares of a Series without penalty, such termination to be effective upon the giving of written notice to UBS PaineWebber in the event that the Plan of Distribution relating to that class of Shares is terminated or is amended to reduce the compensation payable to Brinson Advisors thereunder or in the event that the Registration Statement is amended so as to reduce the amount of compensation payable to Brinson Advisors with respect to that class of Shares under the Underwriting Contract, provided that Brinson Advisors gives notice of termination pursuant to this provision within 90 days of such amendment or termination of the Plan of Distribution or amendment of the Registration Statement.

         11. Amendment of this Agreement. No provision of this Agreement may be amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         12. Use of UBS PaineWebber Name. UBS PaineWebber hereby authorizes Brinson Advisors to use the name "UBS PaineWebber Incorporated" or any name derived therefrom in any sales or advertising materials prepared and/or used by Brinson Advisors in connection with its duties as underwriter of the Shares, but only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of UBS PaineWebber.

         13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act, subject to any exemption or interpretation as may be issued by the Commission by any rule, regulation or order or contained in any no-action or interpretive positions taken by the Commission staff. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by a rule, regulation, order or interpretation of the Commission or the Commission staff, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, order or interpretation.

         14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first written above.



   BRINSON ADVISORS, INC.                           BRINSON ADVISORS, INC.


   By:                                              By:
        -----------------------                          -----------------------
   Name:                                            Name:
   Title:                                           Title:

   UBS PAINEWEBBER INC.                             UBS PAINEWEBBER INC.


   By:                                              By:
        -----------------------                          -----------------------
   Name:                                            Name:
   Title:                                           Title:


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                                   SCHEDULE A


    All fifty (50) states

    District of Columbia

    Puerto Rico

    Virgin Islands




                                      -9-